                                                                 Exhibit 99.a.12


                    Revised Earnings per Share Computation
                     Three Months Ended December 31, 2000
                                  (Unaudited)

                                                          Three Months Ended December 31, 2000
                                                                                      Per Share
                                                           Income         Shares        Amount
--------------------------------------------------------------------------------------------------
Basic EPS                                                (Thousands, except per share amounts)
       Income available for common stock                     $ 36,062         58,516
       Convertible preferred stock                              9,275         39,892
                                                       ------------------------------
            Income available for common stock
            + assumed conversion of preferred stock          $ 45,337         98,408       $ 0.46
                                                       ==============================
       Further dilution from applying the "two-
       class" method                                                                        (0.08)
                                                                                     -------------
       Basic earnings per share                                                            $ 0.38
                                                                                     =============
Effect of other dilutive securities
       Options                                                      -            344
                                                       ------------------------------
Diluted EPS
       Income available for common stock
          + assumed exercise of stock options                $ 45,337         98,752       $ 0.46
                                                       ==============================
       Further dilution from applying the "two-
       class" method                                                                        (0.08)
                                                                                     -------------
       Diluted earnings per share                                                          $ 0.38
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